Exhibit 10.2

EXECUTION VERSION

COLLATERAL AGREEMENT

Dated and effective as of August 1, 2014,

among

VERSO PAPER HOLDINGS LLC,

VERSO PAPER INC.,

each Subsidiary of the Issuers

identified herein,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

THIS COLLATERAL AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT OF AUGUST 1, 2006 AMONG VERSO PAPER FINANCE HOLDINGS LLC, VERSO PAPER HOLDINGS, LLC, CERTAIN OF ITS SUBSIDIARIES, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, AS INTERCREDITOR AGENT AND WILMINGTON TRUST COMPANY, AS TRUSTEE, AS THE SAME HAS BEEN AND MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, AS SET FORTH MORE FULLY IN SECTION 7.18 HEREOF. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE RATABLE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

i

ii

COLLATERAL AGREEMENT dated and effective as of August 1, 2014 (this “Agreement”), among VERSO PAPER HOLDINGS LLC, a Delaware limited liability company (the “Company”), VERSO PAPER INC. (“Finance Co.” and, together with the Company, the “Issuers”), a Delaware corporation, each Subsidiary of the Issuers identified on Schedule I or otherwise identified herein as a party (each, a “Subsidiary Party”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

WHEREAS, pursuant to the terms, conditions and provisions of the Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as Trustee (the “Trustee”), the Issuers are issuing Second Priority Adjustable Senior Secured Notes (the “Notes”), which will be guaranteed on a senior secured basis by each of the Subsidiary Parties;

WHEREAS, the Issuers, the Subsidiary Parties, the Collateral Agent and the Intercreditor Agent (as defined below) have entered into a joinder and supplement dated as of the date hereof to the Intercreditor Agreement dated as of August 1, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), pursuant to which the lien upon and security interest in the Collateral granted by this Agreement are and shall be subordinated in all respects to the lien upon and security interest in the Collateral granted pursuant to, and subject to the terms and conditions of, the Senior Lender Documents (as defined below), and shall rank equally and ratably in all respects to the lien upon and security interest in the Collateral granted pursuant to, and subject to the terms and conditions of, the other Second-Priority Collateral Documents (as defined in the Intercreditor Agreement);

WHEREAS, each Pledgor is executing and delivering this Agreement, pursuant to the terms of the Indenture to induce the Trustee to enter into the Indenture;

WHEREAS, the Subsidiary Parties are affiliates of the Issuers, will derive substantial benefits from the extension of credit to the Issuers pursuant to the Indenture and are willing to execute and deliver this Agreement in order to induce the Trustee to enter into the Indenture;

WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Agreement.

NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Trustee to enter into the Indenture, each Pledgor and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Indenture. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the

Indenture. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC. If the First-Lien Termination Date (as defined below) has occurred, a reference in this Agreement to the Intercreditor Agent shall, unless the context requires otherwise, be construed as a reference to the Collateral Agent and this agreement shall be interpreted accordingly.

(b) The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Administrative Agent” has the meaning assigned to such term in the definition of “ABL Credit Agreement”.

“ABL Collateral Agreement” means that certain Guarantee and Collateral Agreement, dated as of May 4, 2012, by and among Verso Paper Finance Holdings LLC, a Delaware limited liability company, the Company, and each other Subsidiary of the Company from time to time party thereto, and the ABL Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“ABL Credit Agreement” means that certain Credit Agreement, dated as of May 4, 2012, by and among Verso Paper Finance Holdings, LLC, a Delaware limited liability company, the Company, and each other Subsidiary of the Company from time to time designated as “Borrower” thereunder, the lenders and agents party thereto, and Citibank, N.A. (or an affiliate thereof), as administrative agent (the “ABL Administrative Agent”), as amended, restated, supplemented or otherwise modified from time to time.

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Bucksport Co-Gen Assets” means all right, title and interest of Verso Bucksport LLC in, to and under the Amended and Restated Co-Ownership, Operating & Mutual Sales Agreement, dated as of July 27, 1999, by and between Champion International Corporation and Bucksport Energy LLC (as the same may be amended from time to time on terms, taken as a whole, not materially adverse to the holders of Notes, in the good-faith determination of the Company), including without limitation any ownership interests as tenants in common in the property rights established pursuant thereto.

“Capital Stock” means (1) in the case of a corporation, corporate stock or shares; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“CFC” means a “controlled foreign corporation” within the meaning of section 957(a) of the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“CFC Holding Company” means any Subsidiary of the Company that (i) is a disregarded entity or partnership for U.S. Federal income tax purposes and (ii) owns one or more CFCs, either directly or indirectly through other entities that are disregarded entities or partnerships for U.S. Federal income tax purposes, and all such entities have no material assets (excluding equity interests in each other) other than equity interests of such CFCs.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Collateral Agent” means the party named as such in this Agreement until a successor replaces it and, thereafter, means the successor.

“Collateral Agreements” means the ABL Collateral Agreement and the First-Lien Collateral Agreement.

“Control Agreement” means a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, enabling the Collateral Agent to obtain “control” (within the meaning of the New York UCC) of any such accounts, in form and substance reasonably satisfactory to the Collateral Agent.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreements” means the ABL Credit Agreement and the First-Lien Credit Agreement.

“Discharge of Senior Lender Claims” has the meaning assigned to such term in the Intercreditor Agreement.

“Excluded Equity” means:

(1) the issued and outstanding voting equity interests of any Foreign Subsidiary directly owned by a Pledgor, to the extent the pledge of any such equity interest would cause more than 65% of the outstanding voting equity interests of such Foreign Subsidiary to be pledged;

(2) to the extent applicable law requires that a Subsidiary of a Pledgor issue director’ qualifying shares, such shares or nominee or other similar shares,

(3) any equity interests of a Subsidiary to the extent that, as of the Issue Date, and for so long as, such a pledge of such equity interests would violate applicable law or an enforceable contractual obligation binding on or relating to such equity interests;

(4) any equity interests acquired after the Issue Date in a person that is not a Subsidiary if, and to the extent that, and for so long as, a grant of a security interest in such equity interest would violate applicable law or an enforceable contractual obligation binding on or relating to such equity interests (if such obligation existed at the time of acquisition of such equity interests and was not created or made binding on such equity interests in contemplation of or in connection with the acquisition of such equity interests); and

(5) equity interests owned by Verso Paper LLC in each of (a) Androscoggin Reservoir Company and (b) Gulf Island Oxygenation Project L.P., for so long as such interests are subject to an enforceable contractual obligation (including rights of first refusal) restricting the grant of a security interest therein.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Federal Securities Laws” has the meaning assigned to such term in Section 5.03.

“First-Lien Administrative Agent” has the meaning assigned to such term in the definition of “First-Lien Credit Agreement”.

“First-Lien Collateral Agreement” means that certain Guarantee and Collateral Agreement, dated as of May 4, 2012, by and among Verso Paper Finance Holdings LLC, a Delaware limited liability company, the Company, and each other Subsidiary of the Company from time to time party thereto, and the First-Lien Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“First-Lien Credit Agreement” means that certain Credit Agreement, dated as of May 4, 2012, by and among the Issuers and each other Subsidiary of the Company from time to time designated as “Borrower” thereunder, the lenders and agents party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “First-Lien Administrative Agent”), as amended, restated, supplemented or otherwise modified from time to time.

“First-Lien Notes Collateral Agent” has the meaning assigned to such term in the definition of “First-Lien Notes Collateral Agreement”.

“First-Lien Notes Collateral Agreement” means that certain Collateral Agreement dated as of May 4, 2012, by and among Verso Paper Holdings LLC, each other pledger party thereto, and Wilmington Trust, National Association as collateral agent (the “First-Lien Notes Collateral Agent”).

“First-Lien Termination Date” means, subject to Section 5.7 of the Intercreditor Agreement, the date on which the Discharge of Senior Lender Claims occurs; provided that if, at any time after the First-Lien Termination Date, the Discharge of Senior Lender Claims is deemed not to have occurred pursuant to Section 5.7 of the Intercreditor Agreement, the First-Lien Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of incurrence and designation of any Future First-Lien Indebtedness as a result of the occurrence of such first Discharge of Senior Lender Claims).

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property (but excluding “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of Lanham Act has been filed, to extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Holder” has the meaning assigned to such term in the Indenture.

“Indenture” has the meaning assigned to such term in the recitals of this Agreement.

“Indenture Documents” means (a) the Indenture, the Notes, the Security Documents and this Agreement and (b) any other related documents or instruments executed and delivered pursuant to the Indenture or any Security Document, in each case, as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Parties” means the Issuers and the Subsidiary Parties.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including, inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Security Agreement” means a security agreement in the form hereof or a short form hereof, in each case, which form shall be reasonably acceptable to the Collateral Agent.

“Intercreditor Agent” has the meaning assigned to such term in the Intercreditor Agreement.

“Intercreditor Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule III hereto.

“Issue Date” means the date on which the Notes are initially issued.

“Issuers” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Material Adverse Effect” means a material adverse effect on the business, property, operations or condition of Finance Co., the Company and their Subsidiaries, taken as a whole, or the validity or enforceability of any of the material Note Documents or the rights and remedies of the Secured Parties thereunder.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes” has the meaning assigned to such term in the recitals of this Agreement.

“Obligations” has the meaning set forth in the definition of “Note Obligations” assigned to such term in the Indenture.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in- part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Pledgor” shall mean the Issuers and each Subsidiary Party.

“Secured Parties” means (a) the Collateral Agent, (b) each Holder, (c) the beneficiaries of each indemnification obligation undertaken by any Indenture Party under any Indenture Document, (d) the Trustee and (e) the successors and permitted assigns of each of the foregoing.

“Security Documents” means this Agreement, any agreement pursuant to which assets are added to the Collateral and any other instruments or documents entered into and delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Senior Collateral Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Lender Claims” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Lender Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Lenders” has the meaning assigned to such term in the Intercreditor Agreement.

“Subsidiary Party” has the meaning assigned to such term in the preliminary statement of this Agreement, and any Subsidiary that becomes a party hereto pursuant to Section 7.16.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of Lanham Act has been filed, to extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“1.5 Lien Notes Collateral Agent” has the meaning assigned to such term in the definition of “1.5 Lien Notes Collateral Agreement”.

“1.5 Lien Notes Collateral Agreement” means that certain Collateral Agreement dated as of May 11, 2012, by and among Verso Paper Holdings LLC, each other pledger party thereto, and Wilmington Trust, National Association as collateral agent (the “1.5 Lien Notes Collateral Agent”).

ARTICLE II

[RESERVED]

ARTICLE III

PLEDGE OF SECURITIES

Section 3.01. Pledge. As security for the payment or performance, as the case may be, in full of its Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i) (A) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Foreign Subsidiary directly owned by such Pledgor, (B) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” CFC Holding Company directly owned by such Pledgor, (C) any issued and outstanding Equity Interest of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary, and (D) any issued and outstanding Equity Interests of any CFC Holding Company that is not a “first tier” CFC Holding Company, (ii) to the extent applicable law requires that a Subsidiary of such Pledgor issue directors’ qualifying shares, such shares or nominee or other similar shares, (iii) any Equity Interests of a Subsidiary to the extent that, as of the Issue Date, and for so long as, such a pledge of such Equity Interests would violate applicable law or an enforceable contractual obligation binding on or relating to such Equity Interests, or (iv) any Equity Interests of a person that is not directly or indirectly a Subsidiary, as to which Article 4 shall apply; (b) (i) the debt obligations listed opposite the name of such Pledgor on Schedule II, (ii) any debt securities in the future issued to such Pledgor having, in the case of each instance of debt securities, an aggregate principal amount in excess of $5.0 million, and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”); (c) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (c) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD, to the extent consistent with the terms of the Intercreditor Agreement, the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Notwithstanding anything else contained in this Agreement in the event that Rule 3-16 of Regulation S-X under the United States Securities Act of 1933 would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) (such law, rule or regulation, as amended or replaced with another rule or regulation, “Rule 3-16”) the filing with the SEC of separate financial statements of any Subsidiary of the Company due to the fact that a security interest in such Subsidiary’s Equity Interests or other securities has been granted hereunder as security for the payment or performance of the Note Obligations, then, solely to the extent securing the Note Obligations, the Lien granted pursuant to this Agreement or any other Security Document in such Equity Interests (the “Rule 3-16 Excluded Collateral”) shall not secure, or constitute “Collateral” with respect to the Note Obligations solely to the extent necessary and only for so long as required to cause the Company and its Subsidiaries to not be subject to such requirement. In such event, the Collateral Agent may and (at the written request and expense of the Company) shall take actions, without the consent of any Secured Party, to the extent necessary to evidence such exclusion from the Lien granted hereunder in favor of the Collateral Agent of the Rule 3-16 Excluded Collateral solely with respect to the Note Obligations; provided that the Collateral Agent shall not be required to take any such action unless the Company shall have delivered to the Collateral Agent, together with such written request, a certificate of an Officer of the Company certifying that such action is permitted by the Note Documents, and any such action taken by the Collateral Agent shall be without recourse to or warranty by the Collateral Agent. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) any Rule 3-16 Excluded Collateral to secure the Note Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements for such Subsidiary of the Company, then the Equity Interest of such Subsidiary will automatically be deemed to be a part of the Collateral for the Note Obligations, to the extent otherwise required by this Agreement.

Section 3.02. Delivery of the Pledged Collateral.

(a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02.

(b) Each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5.0 million (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations and intercompany sales of Holdings, the Issuers and their Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), to immediately demand payment thereunder upon an Event of Default specified under Section 6.01(a), (b), (f), (g) or (h) of the Indenture unless such demand would not be commercially reasonable or would otherwise expose Pledgor to liability to the maker.

(c) Upon delivery to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) and by such other instruments and documents as the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities in the form of Exhibit II hereto) as the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 3.03. Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the ratable benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the requirements of the Note Documents, or (ii) delivered pursuant to Section 3.02(b);

(b) the Pledged Stock and the Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such Subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Indenture and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Indenture Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the Credit Agreements or the schedules thereto, and except for restrictions and limitations imposed by the Notes Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Notes Documents, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the perfection or maintenance of the Liens created hereunder or the exercise by the Collateral Agent or any Secured Party of its rights hereunder or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United

States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) such actions, consents, approvals, registrations and filings as have been made or obtained and are in full force and effect and (d) such actions, consents, approvals, registrations and filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect;

(g) by virtue of the execution and delivery by the Pledgors of this Agreement and any pledge agreement governed by foreign law, when any Pledged Securities (including foreign stock covered by a pledge agreement governed by foreign law) are delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in accordance with this Agreement and a financing statement covering such Pledged Securities is filed in the appropriate filing office, the Collateral Agent will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC, subject only to Liens permitted under the Indenture, as security for the payment and performance of the Obligations;

(h) each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder;

(i) as of the Issue Date, none of the Equity Interests in limited liability companies or partnerships that is pledged by the Pledgors hereunder constitutes a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction; and

(j) the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any Subsidiary of any Issuer whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Loan Party shall have first delivered 10 days written notice to the Collateral Agent and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Collateral Agent to maintain the security interest of the Collateral Agent therein as a valid, perfected security interest.

Section 3.04. Registration in Nominee Name; Denominations. The Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Indenture Party that is not a party to this Agreement to comply with a request by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Indenture Party for certificates of smaller or larger denominations.

Section 3.05. Voting Rights; Dividends and Interest, Etc.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Indenture Documents; provided, that, except as permitted under the Indenture, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Indenture or any other Indenture Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Indenture Documents and applicable laws; provided, that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Intercreditor Agent and the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent)).

(b) In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Issuers of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under subclause (xii) and subclause (xiii)(A) of Sections 4A.04(b) and 4B.04(b) of the Indenture. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent)). Any and all money and other property paid over to or received by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) pursuant to the provisions of this paragraph (b) shall be retained by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) in an account to be established by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof. After all Events of Default have been cured or waived and the Issuers have delivered to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) a certificate to that effect, the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) shall promptly release to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c) In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Issuers of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, to the extent consistent with, the terms of the Intercreditor Agreement and the Indenture, unless the Collateral Agent shall have received written objections from Holders of at least 25% in principal amount of the Notes, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Issuers have delivered to the Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE IV

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01. Security Interest.

(a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of its Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all Letter of Credit Rights;

(xi) all Commercial Tort Claims;

(xii) (1) Securities Accounts, (2) Financial Assets credited to Securities Accounts or Deposit Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held any Securities Account or Deposit Account and (4) all other money in the possession of the Collateral Agent;

(xiii) all timber to be cut;

(xiv) all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

(xv) all books and records pertaining to the Article 9 Collateral; and

(xvi) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any property or assets owned by any Foreign Subsidiaries, (b) Excluded Equity; (c) any debt securities issued to a Pledgor having, in the case of each instance of debt securities, an aggregate principal amount not in excess of $5.0 million; (d) any securities of any of the Company’s Subsidiaries to the extent a pledge of such securities to secure any of the Notes would require the filing of financial statements pursuant to Rule 3-16 of Regulation S-X; (e) any vehicle covered by a certificate of title or ownership; (f) the Bucksport Co-Gen Assets; (g) any assets acquired after the Issue Date to the extent that, and for so long as granting a security interest in such assets would violate an enforceable contractual obligation binding on such assets that existed at the time of acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with indebtedness pursuant clause (b)(iv) of Section 4A.03 and 4B.03 of the Indenture or any equivalent exception in any other Note Document that is secured by a Permitted Lien); (h) any letter of credit rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose; and (i) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party to the extent that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York Uniform Commercial Code or any other applicable law (including, without limitation, the Bankruptcy Code or principles of equity), provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

(b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings and filings with respect to timber to be cut) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request, including providing within 30 days of any reasonable request therefor legal descriptions of real property (other than real property subject to a mortgage in favor of the Collateral Agent) on which timber to be cut of such Pledgor is located.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

(d) Notwithstanding anything to the contrary in this Agreement or the Indenture, none of the Pledgors shall be required to enter into any Control Agreement with respect to any cash or Deposit Account or (except as otherwise provided in Section 4.04(b)) any Securities Account.

Section 4.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Indenture.

(b) The information set forth in the Schedules attached hereto is correct and complete, in all material respects, as of the Issue Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by the Issuers for filing in each governmental, municipal or other office specified in Schedule IV (or specified by notice from the Issuers to the Collateral Agent after the Issue Date in the case of filings, recordings or registrations required by Section 4A.10, Section 4B.10, Section 4A.16 or Section 4B.16 of the Indenture) and in each relevant governmental, municipal or other office pertaining to real property for which a legal description is provided pursuant to Section 4.01(b) constitute all the filings, recordings and registrations (except to the extent that filings are required to be made in the United States Patent and Trademark Office and the United States Copyright Office, or any similar office in any other jurisdiction, in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and

Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the Uniform Commercial Code financing statements referred to above, and other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be a second-priority Security Interest, prior to any other Lien on any of the Article 9 Collateral, other than Liens in respect of Senior Lender Claims, subject to Permitted Liens.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Pledgors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Issue Date except as indicated on Schedule V.

(f) Except as set forth in Schedule VI, as of the Issue Date, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.

(g) As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to the best of each Pledgor’s knowledge:

(i) The Intellectual Property Collateral set forth on Schedule III includes all of the material Patents, Trademarks, Copyrights and IP Agreements owned by such Pledgor as of the date hereof.

(ii) The Intellectual Property Collateral is subsisting and, to the best of such Pledgor’s knowledge, has not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office or any similar office in any foreign jurisdiction), and to the best of such Pledgor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

(iii) Such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iv) With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) to the knowledge of such Pledgor, neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(v) Except as would not reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 4.03. Covenants.

(a) Each Pledgor agrees to provide at least 10 days’ prior written notice to the Collateral Agent of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its “location” (determined as provided in UCC Section 9-307). Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Article 9 Collateral, for the ratable benefit of the Secured Parties. Each Pledgor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Indenture Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions that in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement and the Indenture, the Holders of at least 25% in principal amount of the Notes or the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged to the Collateral Agent and delivered to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent).

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Pledgor shall have the right, exercisable within 30 days after the Issuers has been notified by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) of the specific identification of such Article 9 Collateral, to advise the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) in writing of any inaccuracy of the representations and warranties made by such

Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) of the specific identification of such Article 9 Collateral.

(d) In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, after the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Indenture or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Indenture Documents.

(f) Each Pledgor (rather than the Collateral Agent or any other Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Indenture and the other provisions hereof. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Indenture and the other provisions hereof.

(h) None of the Pledgors will, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Indenture.

(i) Each Pledgor irrevocably makes, constitutes and appoints the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) (and all officers, employees or agents designated by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent)) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) reasonably deems advisable. All sums disbursed by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) and shall be additional Obligations secured hereby.

Section 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Pledgor shall forthwith endorse, assign and deliver the same to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), accompanied by such instruments of transfer or assignment duly executed in blank as the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security constituting Pledged Collateral or Article 9 Collateral, such Pledgor shall forthwith endorse, assign and deliver the same to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), accompanied by such instruments of transfer or assignment duly executed in blank as the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may from time to time reasonably specify. If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) of such uncertificated securities and (i) upon the Intercreditor Agent’s (or, if the First-Lien Termination Date has occurred, the Collateral Agent’s) reasonable request or (ii) upon the occurrence and during the continuance of an Event of Default, such Pledgor shall pursuant to an agreement in form and substance reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), either (x) cause the issuer thereof to execute and deliver to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) an issuer acknowledgement in respect of such uncertificated securities in the form of Exhibit II hereto or (y) cause the issuer to register the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) as the registered owner of such security. If any security or other Investment Property, whether certificated or uncertificated, representing an Equity Interest in a third party and having a fair market value in excess of $5.0 million now or hereafter acquired by any Pledgor is held by such Pledgor or its nominee through a securities intermediary or commodity intermediary, such Pledgor shall promptly notify the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) thereof and, at the Intercreditor Agent’s (or, if the First-Lien Termination Date has occurred, the Collateral Agent’s) request and option, pursuant to a Control Agreement in form and substance reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), either (A) cause such securities intermediary or commodity intermediary, as applicable, to agree, in the case of a securities intermediary, to comply with entitlement orders or other instructions from the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) to such securities intermediary as to such securities or other Investment Property or, in the case of a commodity intermediary, to apply any value distributed on account of any commodity contract as directed by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) to such commodity intermediary, in each case without further consent of any Pledgor or such nominee, or (B) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) to become the entitlement holder with respect to such Investment Property, for the ratable benefit of the Secured Parties, with such Pledgor being permitted, only with the consent of the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), to exercise rights to withdraw or otherwise deal with such Investment Property. The Intercreditor Agent (or, if the First-Lien Termination Date has

occurred, the Collateral Agent) agrees with each of the Pledgors that the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such withdrawal or dealing rights, would occur. The provisions of this paragraph (b) shall not apply to any Financial Assets credited to a Securities Account for which the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) is the securities intermediary.

(c) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5.0 million, such Pledgor shall promptly notify the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) in writing a security interest therein for the ratable benefit of the Secured Parties and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent).

Section 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Indenture:

(a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as provided by applicable copyright laws.

(d) Each Pledgor shall notify the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) on an annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve-month period, and (ii) upon the reasonable request of the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), execute and deliver any and all agreements, instruments, documents and papers as the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may reasonably request to evidence the Intercreditor Agent’s (or, if the First-Lien Termination Date has occurred, the Collateral Agent’s) security interest for the ratable benefit of the Secured Parties in such Patent, Trademark or Copyright.

(f) Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

ARTICLE V

REMEDIES

Section 5.01. Remedies Upon Default. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times:

(a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and

(b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01 the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 5.02. Application of Proceeds. The Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Indenture Document or any of the Obligations, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Indenture Document on behalf of any Pledgor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Indenture Document, and all other fees, indemnities and other amounts owing or reimbursable to the Collateral Agent under any Indenture Document in its capacity as such;

SECOND, to interest due in respect of the Obligations which such Collateral secures;

THIRD, to the principal of the Obligations which such Collateral secures; and

FOURTH, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.03. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

[RESERVED]

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Issuers, with such notice to be given as provided in Section 13.02 of the Indenture.

Section 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Indenture Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Indenture Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

Section 7.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

Section 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, except as permitted by the Indenture. The Collateral Agent hereunder shall at all times be the same person that is the Collateral Agent under the Indenture. Written notice of resignation by the Collateral Agent as trustee pursuant to the Indenture shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the trustee under the Indenture by a successor Collateral Agent, that successor trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.

Section 7.06. Collateral Agent’s Fees and Expenses; Indemnification.

(a) In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, each Pledgor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any rights of the Collateral Agent hereunder or (iv) the failure of any Pledgor to perform or observe any of the provisions hereof applicable to it.

(b) Without limitation of its indemnification obligations under the other Indenture Documents, each Pledgor jointly and severally agrees to indemnify the Collateral Agent, the Trustee, the Holders and each Affiliate of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Indenture Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby, (ii) the use of proceeds of the Notes or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

Section 7.07. Collateral Agent Appointed Attorney-in-Fact. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.09. Waivers; Amendment.

(a) No failure or delay by the Collateral Agent or any Secured Party in exercising any right, power or remedy hereunder or under any other Indenture Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the Secured Parties hereunder and under the other Indenture Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Indenture Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Indenture Party in any case shall entitle any Indenture Party to any other or further notice or demand in similar or other circumstances.

(b) None of this Agreement, the Intercreditor Agreement, any of the other Indenture Documents or any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Indenture Party or Indenture Parties with respect to which such waiver, amendment or modification is to apply, subject to the limitations in the

Intercreditor Agreement or as otherwise provided in the Intercreditor Agreement. For the avoidance of doubt, the Collateral Agent shall have no obligation to execute and deliver any amendment, supplement, modification or waiver to this Agreement which affects its own rights, duties, immunities or indemnities under this Agreement or under the other Note Documents. In signing such amendment, supplement, modification or waiver, the Collateral Agent shall be entitled to receive indemnity satisfactory to it and in all cases shall be provided with, and shall be fully protected in relying in good faith upon, (i) a certificate of an Officer of the Company and (ii) an opinion of counsel to the Company stating that the execution of such documents is authorized or permitted hereunder.

Section 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Indenture Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

Section 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.14. Jurisdiction; Consent to Service of Process.

(a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Indenture Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Indenture Document against any Pledgor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Indenture Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.15. Termination or Release.

(a) This Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Note Obligations (other than contingent indemnity or expense reimbursement obligations in respect of which no claim has been made) have been defeased in accordance with its terms and any other requirements set forth in the Note Documents then effective are satisfied.

(b) The Liens securing the Note Obligations will be released in whole or in part, as provided in Section 11.04 of the Indenture.

(c) A Subsidiary Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Party shall be automatically released if such Subsidiary Party is released from its guarantee pursuant to Section 11.04 of the Indenture.

(d) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Note Documents (to the extent the release of such Collateral following such sale is permitted by the Note Documents), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to the Note Documents, the security interest in such Collateral shall be automatically released.

(e) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.15, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, Uniform Commercial Code termination statements) and will duly assign and transfer to such Pledgor such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided, that the Collateral Agent shall not be required to take any action under this Section 7.15(e) unless such Pledgor shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral, and (ii) a certificate of an Officer of the Company or such Pledgor certifying that the transaction giving rise to such termination or release is permitted by the Note Documents and was consummated in compliance with the Note Documents. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent.

Section 7.16. Additional Subsidiaries. If, pursuant to the Indenture, the Issuers are required to cause any Subsidiary that is not a Subsidiary Guarantor to become a Subsidiary Guarantor, upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 7.17. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Secured Party, irrespective of whether or not Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Secured Party under this Section 7.17 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party may have.

Section 7.18. Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to (a) the First-Lien Administrative Agent and ABL Administrative Agent pursuant to the Collateral Agreements, (b) the First-Lien Notes Collateral Agent pursuant to the First-Lien Notes Collateral Agreement, (c) the 1.5 Lien Notes Collateral Agent pursuant to the 1.5 Lien Notes Collateral Agreement, or (d) any

other Second-Priority Agent (as defined in the Intercreditor Agreement) for any other Trustee for any other Secured Lender, and (ii) the liens and security interests granted to the Collateral Agent pursuant to this Agreement rank equally and ratably in all respects with the liens and security interests granted to (a) the Trustee (as defined in the Intercreditor Agreement), or (b) any other Second-Priority Agent (as defined in the Intercreditor Agreement) for any other Second-Priority Secured Parties and (iii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern. This Agreement is a Second-Priority Collateral Agreement as defined in the Intercreditor Agreement.

Section 7.19. Senior Collateral Documents. The Collateral Agent acknowledges and agrees, on behalf of itself and any Secured Party, that any provision of this Agreement to the contrary notwithstanding, until the First-Lien Termination Date, the Indenture Parties shall not be required to act or refrain from acting pursuant to the Security Documents or with respect to any Collateral on which the Intercreditor Agent has a Lien superior in priority to the Collateral Agent’s Lien thereon in any manner that would result in a default under the terms and provisions of the Senior Collateral Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

VERSO PAPER HOLDINGS LLC
VERSO PAPER INC. VERSO PAPER LLC VERSO ANDROSCOGGIN LLC
VERSO BUCKSPORT LLC VERSO FIBER FARM LLC VERSO MAINE ENERGY LLC
VERSO QUINNESEC LLC VERSO SARTELL LLC VERSO QUINNESEC REP HOLDING INC.
NEXTIER SOLUTIONS CORPORATION

By:	/s/ Robert P. Mundy
	Name:	Robert P. Mundy
	Title:	Senior Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Collateral Agent

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

Schedules to Collateral Agreement

SCHEDULE I

SUBSIDIARY PARTIES

Legal Name	Type of Entity	Jurisdiction of Organization
Verso Paper LLC	Limited Liability Company	Delaware
Verso Androscoggin LLC	Limited Liability Company	Delaware
Verso Bucksport LLC	Limited Liability Company	Delaware
Verso Fiber Farm LLC	Limited Liability Company	Delaware
Verso Maine Energy LLC	Limited Liability Company	Delaware
Verso Quinnesec LLC	Limited Liability Company	Delaware
Verso Sartell LLC	Limited Liability Company	Delaware
Verso Quinnesec REP Holding Inc.	Corporation	Delaware
nexTier Solutions Corporation	Corporation	California

Schedules to Collateral Agreement

SCHEDULE II

EQUITY

Issuer	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests	Certificate Number
Verso Paper Holdings LLC	Verso Paper Finance Holdings LLC	LLC interest	100%	N/A
Verso Paper LLC	Verso Paper Holdings LLC	LLC interest	100%	N/A
Verso Paper Inc.	Verso Paper Holdings LLC	1,000 shares of common stock	100%	1
Verso Androscoggin LLC	Verso Paper LLC	LLC interest	100%	N/A
Verso Bucksport LLC	Verso Paper LLC	LLC interest	100%	N/A
Bucksport Leasing LLC	Verso Paper LLC	LLC interest	100%	N/A
Verso Maine Energy LLC	Verso Paper LLC	LLC interest	100%	N/A
Verso Maine Power Holdings LLC	Verso Paper LLC	LLC interest	100%	N/A
Verso Quinnesec REP Holding Inc.	Verso Paper LLC	1,000 shares of common stock	100%	1
Verso Quinnesec LLC	Verso Paper LLC	LLC interest	99.9%	N/A
	Verso Quinnesec REP Holding Inc.	LLC interest	0.1%	N/A
Verso Quinnesec REP LLC	Verso Quinnesec LLC	LLC interest	100%	N/A
Verso Sartell LLC	Verso Paper LLC	LLC interest	100%	N/A
Verso Fiber Farm LLC	Verso Paper LLC	LLC interest	100%	N/A
nexTier Solutions Corporation	Verso Paper LLC	1,000 shares of common stock	100%	20

DEBT SECURITIES

1.	Approximately $77 million Demand Note No. 1, dated August 1, 2006, issued by Verso Androscoggin LLC to Verso Paper Holdings LLC.

2.	Approximately $108 million Demand Note No. 2, dated August 1, 2006, issued by Verso Androscoggin LLC to Verso Paper Holdings LLC.

3.	Approximately $92 million Demand Note No. 3, dated August 1, 2006, issued by Verso Androscoggin LLC to Verso Paper Holdings LLC.

4.	Approximately $88 million Demand Note No. 4, dated August 1, 2006, issued by Verso Androscoggin LLC to Verso Paper Holdings LLC.

5.	Approximately $53 million Demand Note No. 1, dated August 1, 2006, issued by Verso Bucksport LLC to Verso Paper Holdings LLC.

6.	Approximately $74 million Demand Note No. 2, dated August 1, 2006, issued by Verso Bucksport LLC to Verso Paper Holdings LLC.

7.	Approximately $63 million Demand Note No. 3, dated August 1, 2006, issued by Verso Bucksport LLC to Verso Paper Holdings LLC.

8.	Approximately $60 million Demand Note No. 4, dated August 1, 2006, issued by Verso Bucksport LLC to Verso Paper Holdings LLC.

9.	Approximately $77 million Demand Note No. 1, dated August 1, 2006, issued by Verso Quinnesec LLC to Verso Paper Holdings LLC.

Schedules to Collateral Agreement

10.	Approximately $108 million Demand Note No. 2, dated August 1, 2006, issued by Verso Quinnesec LLC to Verso Paper Holdings LLC.

11.	Approximately $93 million Demand Note No. 3, dated August 1, 2006, issued by Verso Quinnesec LLC to Verso Paper Holdings LLC.

12.	Approximately $88 million Demand Note No. 4, dated August 1, 2006, issued by Verso Quinnesec LLC to Verso Paper Holdings LLC.

13.	Approximately $29 million Demand Note No. 1, dated August 1, 2006, issued by Verso Sartell LLC to Verso Paper Holdings LLC.

14.	Approximately $41 million Demand Note No. 2, dated August 1, 2006, issued by Verso Sartell LLC to Verso Paper Holdings LLC.

15.	Approximately $35 million Demand Note No. 3, dated August 1, 2006, issued by Verso Sartell LLC to Verso Paper Holdings LLC.

16.	Approximately $33 million Demand Note No. 4, dated August 1, 2006, issued by Verso Sartell LLC to Verso Paper Holdings LLC.

Schedules to Collateral Agreement

SCHEDULE III

INTELLECTUAL PROPERTY

Copyrights

Publication	EZ-Suite Computer Program
Owner	Verso Paper LLC
USA	Copyright No. TXuI-043-100 issued on June 25, 2002

Patents

1.	Patent	Elimination of alum yellowing of aspen thermomechanical pulp through pulp washing
	Owner	Verso Paper LLC
	USA	Patent No. 7,018,509 issued on March 28, 2006

2.	Patent	Multi-party, multi-tier system for managing paper purchase and distribution
	Owner	Verso Paper LLC
	Brazil	Application No. PI0313537-3 filed on July 15, 2003
	Canada	Application No. 2494414 filed on July 15, 2003
	USA	Patent No. 8,260,672 issued on September 4, 2012
	USA	Application No. 14/100,520 filed on December 9, 2013
	USA	Patent No. 8,630,910 issued on January 14, 2014

3.	Patent	Process for producing super high bulk, light weight coated papers
	Owner	Verso Paper LLC
	Austria	Patent No. E366338 issued on October 16, 2007
	Belgium	Patent No. 1565614 issued on October 4, 2007
	Canada	Patent No. 2503966 filed on October 18, 2011
	Finland	Patent No. 1565614 issued on October 3, 2007
	Germany	Patent No. 1565614 issued on October 2, 2007
	Great Britain	Patent No. 1565614 issued on September 20, 2007
	Italy	Patent No. 72236BE/2007 issued on September 28, 2007
	Netherlands	Patent No. 1565614 issued on October 4, 2007
	Sweden	Patent No. 1565614 issued on October 3, 2007

4.	Patent	Quality control apparatus and method for paper mill
	Owner	Verso Paper LLC
	USA	Patent No. 6,024,835 issued on February 15, 2000

5.	Patent	System and method for print analysis
	Owner	Verso Paper LLC
	USA	Patent No. 6,504,625 issued on January 7, 2003

6.	Patent	Using a metered size press to produce lightweight coated rotogravure paper
	Owner	Verso Paper LLC
	Austria	Patent No. E355412 issued on February 28, 2007
	Belgium	Patent No. 1623068 issued on February 28, 2007
	Finland	Patent No. 1623068 issued on February 28, 2007
	Germany	Patent No. 602004005024.5 issued on February 28, 2007
	Great Britain	Patent No. 1623068 issued on February 28, 2007
	Italy	Patent No. 70020BE/2007 issued on February 28, 2007
	Netherlands	Patent No. 1623068 issued on February 28, 2007
	Sweden	Patent No. 1623068 issued on February 28, 2007

Schedules to Collateral Agreement

Trademarks

1.	Mark	Advocate
	Type	Trademark
	Use	Rolls of coated and uncoated paper sold to commercial printers and publishers for use in commercial printing of magazines, catalogs, books and other publications
	Owner	Verso Paper LLC
	USA	Registration No. 2,703,228 issued on April 1, 2003

2.	Mark	EZ-Control
	Type	Service mark
	Use	Providing on-line non-downloadable software for collaboratively managing procurement, production planning and inventory control in the supply chain for the publication, catalog, print and related paper industries
	Owner	Verso Paper LLC
	USA	Registration No. 4,171,353 issued on July 10, 2012

3.	Mark	EZ-Printer
	Type	Service mark
	Use	Providing on-line non-downloadable software for collaboratively managing procurement, production planning and inventory control in the supply chain for the publication, catalog, print and related paper industries
	Owner	Verso Paper LLC
	USA	Registration No. 4,171,354 issued on July 10, 2012

4.	Mark	EZ-Suite
	Type	Service mark
	Use	On-line web based business management services, namely, collaboratively managing supply chain interactions between paper suppliers, publishers and printers for others
	Owner	Verso Paper LLC
	USA	Registration No. 3,030,600 issued on December 13, 2005

5.	Mark	EZ-Supplier
	Type	Service mark
	Use	Providing on-line non-downloadable software for collaboratively managing procurement, production planning and inventory control in the supply chain for the publication, catalog, print and related paper industries
	Owner	Verso Paper LLC
	USA	Registration No. 4,171,355 issued on July 10, 2012

6.	Mark	Influence
	Type	Trademark
	Use	Printing and publication paper
	Owner	Verso Paper LLC
	USA	Registration No. 1,542,526 issued on June 6, 1989

7.	Mark	Influence Soft-Gloss
	Type	Trademark
	Use	Printing, writing, publication, cover and copy paper
	Owner	Verso Paper LLC
	USA	Registration No. 2,331,367 issued on March 21, 2000

Schedules to Collateral Agreement

8.	Mark	Liberty
	Type	Trademark
	Use	Rolls of coated paper for commercial printing sold to catalogers, magazine publishers, distributors and commercial printers
	Owner	Verso Paper LLC
	USA	Registration No. 3,051,555 issued on January 24, 2006

9.	Mark	Nextier
	Type	Service mark
	Use	Business management services, namely, providing web-based, business-to-business supply chain management services for others in the areas of catalog, magazine, publication and related paper products industries
	Owner	Verso Paper LLC
	USA	Registration No. 4,212,921 issued on September 25, 2012

10.	Mark	Nextier Solutions
	Type	Service mark
	Use	Business management services, namely, providing web-based, business-to-business supply chain management services for others in the areas of catalog, magazine, publication and related paper products
	Owner	Verso Paper LLC
	USA	Registration No. 4,224,530 issued on October 16, 2012

11.	Mark	NXTR (and design)
	Type	Service mark
	Use	Business management services, namely, providing web-based, business-to-business supply chain management services for others in the areas of catalog, magazine, publication and related paper products
	Owner	Verso Paper LLC
	USA	Registration No. 4,212,936 issued on September 25, 2012

12.	Mark	Quinnesec
	Type	Trademark
	Use	Wood pulp
	Owner	Verso Paper LLC
	USA	Registration No. 1,232,416 issued on March 29, 1983

13.	Mark	Velocity
	Type	Trademark
	Use	Rolls of coated and/or uncoated paper for use in commercial printing
	Owner	Verso Paper LLC
	USA	Registration No. 2,576,468 issued on June 4, 2002

14.	Mark	Verso
	Type	Trademark
	Use	Coated paper; supercalendered paper; specialty paper for use in print media and print marketing, such as catalogs, magazines, inserts, commercial print, direct mail advertising, advertising brochures, and annual reports; kraft pulp for manufacturing purposes
	Owner	Verso Paper LLC
	USA	Registration No. 3,446,920 issued on June 10, 2008

15.	Mark	Verso Paper
	Type	Trademark
	Use	Coated paper; supercalendered paper; specialty paper for use in print media and print marketing, such as catalogs, magazines, inserts, commercial print, direct mail advertising, advertising brochures, and annual reports
	Owner	Verso Paper LLC
	USA	Registration No. 3,428,676 issued on May 13, 2008

Schedules to Collateral Agreement

IP Agreements

1.	Intellectual Property Agreement between International Paper Company and Verso Paper LLC, effective as of August 1, 2006.

2.	Intellectual Property Agreement between International Paper Company and Verso Fiber Farm LLC, effective as of August 1, 2006.

3.	Letter agreement between International Paper Company and Martha Stewart Living Omnimedia, Inc. granting International Paper Company a royalty-free license to manufacture and sell coated papers under the names “Martha Gloss Offset” and “Martha Gloss Gravure” dated April 1, 2003.

4.	Application Service Provider and Software License Agreement For EZ-Printer Services and Software between Brown Printing Company and Nextier, dated Sept. 20, 2002.

5.	Application Service Provider and Software License Agreement For EZ- Printer Services and Software between Conley Printing and Nextier, dated Dec. 28, 2005.

6.	Application Service Provider and Software License Agreement For EZ- Printer Services and Software between JCM Print Services and Nextier, dated May 3, 2004.

7.	Application Service Provider and Software License Agreement For EZ- Printer Services and Software between Neston Colour Limited and Nextier, dated May 29, 2003.

8.	Application Service Provider and Software License Agreement For EZ- Printer Services and Software between Polestar Chromoworks and Nextier, dated November 17, 2003.

9.	Application Service Provider and Software License Agreement For EZ- Printer Services and Software between Polestar - Purnell and Nextier, dated Dec. 23, 2002.

10.	Letter Agreement on EZ-Printer Services and Software between Quad/Graphics and International Paper Company (for Nextier Solutions Corporation), dated March 25, 2003.

11.	Application Service Provider and Software License Agreement for EZ-Printer Services and Software between Nextier Solutions Corporation and Quebecor World (USA) Inc., dated Dec. 21, 2005.

12.	Application Service Provider and Software License Agreement for EZ-Printer Services and Software between Nextier Solutions Corporation and Quebecor World Inc., dated July 15, 2005.

13.	Application Service Provider and Software License Agreement for EZ-Printer Services and Software between Nextier Solutions Corporation and R.R. Donnelley & Sons Company, dated Nov. 17, 2005.

Schedules to Collateral Agreement

14.	Application Service Provider and Software License Agreement for EZ-Printer Services and Software between Nextier Solutions Corporation and Three Z Printing Co., dated April 4, 2005.

15.	Application Service Provider and Software License Agreement for EZ-Printer Services and Software between Nextier Solutions Corporation and Transcontinental Inc., dated Feb. 16, 2005.

16.	Application Service Provider and Software License Agreement for EZ-Printer Services and Software between Nextier Solutions Corporation and Ringier Print Zofingen AG, dated Nov. 11, 2002.

17.	Application Service Provider and Software License Agreement for EZ-Supplier Services and Software between Nextier Solutions Corporation and Abitibi Consolidated, dated June 6, 2005.

18.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Fraser Papers Inc., dated February 11, 2002.

19.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and International Paper Company, dated Feb. 22, 2002.

20.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Gould Paper, dated Feb. 25, 2005.

21.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Kruger Inc. dated Oct. 1, 2003.

22.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Lindenmeyr Central, dated Sept. 6, 2005.

23.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Mead Corporation and Westvaco Corporation, dated June 5, 2002.

24.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Norske Skog and Norske Canada, dated Dec. 30, 2003.

25.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Norske Skog Canada Limited, dated June 28, 2005.

26.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and SCA Graphic Laakirchen AG, dated Sept. 1, 2004.

Schedules to Collateral Agreement

27.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and SCA North America, dated Nov. 3, 2004.

28.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and St. Marys Paper Ltd., dated April 1, 2004.

29.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Tembec, Inc., dated January 8, 2003.

30.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and UPM-Kymmene, Inc., dated February 6, 2002.

31.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and West Linn Paper Co., dated May 8, 2002.

32.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Weyerhaeuser Company Fine Paper, dated Nov. 29, 2001.

33.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and American Media, Inc., dated January 24, 2005.

34.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and A.T. Clayton, dated July 19, 2002.

35.	Application Service Provider and Software License Agreement For EZ-Supplier Services and Software between Nextier Solutions Corporation and Graphic Communications Holdings, Inc., dated Feb. 4, 2002.

36.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and Land’s End, Inc., dated May 16, 2002.

37.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and Primedia Magazines, Inc., dated January 5, 2004.

38.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and Sears Canada Inc., dated Feb. 17, 2004.

39.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and Strategic Paper Group LLC, dated Feb. 11, 2002.

Schedules to Collateral Agreement

40.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and Xpedx, dated May 31, 2002.

41.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and Athens Paper Company, Inc. dated August 1, 2010.

42.	Application Service Provider and Software License Agreement For EZ-Supplier Services and Software between Bowater America Inc. (confidential) and Nextier, dated January 17, 2002.

43.	Application Service Provider and Software License Agreement for EZ-Supplier Services and Software between Nextier Solutions Corporation and Stora Enso dated Oct. 1, 2003.

44.	Message Delivery Agreement between Liaison Technologies, LLC and Nextier Solutions Corporation dated June 1, 2007.

45.	SAVVIS Master Services Agreement between SAVVIS Communications Corporation and Nextier Solutions Corporation dated Dec. 2, 2005.

46.	Support and Maintenance Contract for the EPC Messenger between Ponton Consulting GmbH and Nextier Solutions Corporation dated Sept. 1, 2005.

47.	Agreement between Prinovi Nurnberg and Nextier, dated March 3, 2006.

48.	VisionSuite Master Service Agreement between International Paper Company, Coated and SC Papers Division and Transcentric, Inc. dated September 1, 2005.

49.	Beta Software Testing Agreement between Nextier Solutions Corporation and Lands’ End, Inc. dated October 6, 2000.

50.	Software License Agreement between Nextier Solutions Corporation and Lands’ End, Inc. dated October 6, 2000.

51.	System Purchase Agreement for Production Management Information System between Champion International Corporation (Quinnesec, MI) and Majiq Inc. effective December 20, 1996.

52.	System Purchase Agreement for Production Management System between Champion International Corporation (Sartell, MN) and Majiq Inc. effective September 25, 1992.

53.	System Purchase Agreement for Production Management System between Champion International Corporation (Bucksport, ME) and Majiq Inc. effective August 1, 1994.

54.	International Paper Company Services Contract between International Paper Company and Advanced Service Providers, dated May 1, 2005.

55.	PROVOX Instrumentation License Agreement between Fisher Controls International, Inc. and Champion, dated April 5, 1993.

56.	Master License Agreement between Fisher Controls International, Inc. and Champion, dated March 25, 1992.

Schedules to Collateral Agreement

57.	End User License Agreement between International Paper Company and Northern Dynamic, Inc. (undated).

58.	Software License Agreement between International Paper Company and Cognex (undated).

59.	Agreement between International Paper Company and Emerson Process Management dated July 1, 2005.

60.	End-User License Agreement between International Paper Company and Environmental Support Solutions, Inc. (undated).

61.	Software License Agreement between International Paper Company and TISCOR (undated).

62.	Lifetime Support Services Agreement and Software License Agreement between International Paper Company and Invensys Systems, Inc. (undated).

63.	Software License Agreement between International Paper Company and Digital Equipment of Canada (undated).

64.	Software License Agreement between International Paper Company and Mynah Technologies dated January 2005.

65.	iRMX Run-time Operating System Software License Agreement between International Paper Company and RadiSys Corporation (undated).

66.	Software License Agreement between International Paper Company and Intersoft, Inc. (undated).

67.	Software License Agreement between International Paper Company and Invensys Software Systems (undated).

68.	Software License Agreement between International Paper Company and The Foxboro Company (undated).

69.	Interact License Agreements between International Paper Company and Computer Technology Corporation (undated).

70.	Statement of Work #1 dated March 9, 2006 between Abbottsfield industrial Training, Inc. and International Paper Company.

71.	Software License Agreement, and related Schedule of Products Number 1, Schedule of Products Number 2, Schedule of Products Number 3, and Schedule of Products Number 4, effective on August 1, 2006, between Cincom Systems, Inc. and Verso Paper LLC.

72.	Software License Agreement between Apex Analytical, Inc. and Verso Paper LLC, dated June 6, 2007.

73.	Software License Agreement between Captaris, Inc. and Verso Paper LLC, dated March 7, 2008.

74.	Outsourcing Service Provider Agreement between CASS Service Agreement and Verso Paper LLC, dated September 14, 2006.

Schedules to Collateral Agreement

75.	Software License Agreement between Cincom Systems, Inc., and Verso Paper LLC, dated August 1, 2006.

76.	Cognos General Software License, Support & Services Terms between Cognos Corporation and Verso Paper LLC, dated April 30, 2007.

77.	Ektron, Inc. Software License Agreement between Ektron, Inc. and Verso Paper LLC, dated June 22, 2007.

78.	Participation Agreement, incorporating FileNet Software License and Support Agreement, between FileNet Corporation and Verso Paper LLC, dated April 30, 2007.

79.	Software License Agreement between GE Intelligent Platforms, Inc. and Verso Paper Corp, dated November 25, 2012.

80.	Software License Agreement between Greycon Inc., and Verso Paper LLC, dated June 18, 2007.

81.	U.S. Relicense Application for VAX and Alpha Software Hewlett–Packard Company and Verso Paper LLC, dated May 7, 2007.

82.	Software License Agreement between IBM (Lotus Notes) and Verso Paper LLC, dated August 1, 2006.

83.	End-User License Agreement between Loftware, Inc. and Verso Paper LLC, dated July 16, 2007.

84.	System Purchase Agreement between TietoEnator Majiq, Inc. and Verso Androscoggin LLC dated November 20, 2006.

85.	Business and Services Agreement between Microsoft Licensing, GP and Verso Paper LLC, dated August 1, 2006.

86.	Enterprise License and Services Agreement between OSIsoft, Inc., and Verso Paper Corp., dated October 3, 2012.

87.	Support and Maintenance Contract for the EPC Messenger between Ponton Consulting GmbH and Verso Paper LLC dated October 1, 2007.

88.	Subscription License Agreement between Sabrix, Inc., and Verso Paper LLC, dated April 10, 2007.

89.	Software End-User License Agreement between SAP America, Inc. and Verso Paper Holdings LLC, dated December 28, 2006.

90.	Software License Agreement between SAP America, Inc. and Verso Paper Holdings LLC (Appendix 2) dated September 28, 2007.

91.	Software Contract between Solid Works and Verso Paper LLC, as assignee from International Paper Company, dated August 1, 2006.

92.	Software Contract between Symantec and Verso Paper LLC, as assignee from International Paper Company, dated August 1, 2006.

93.	Software License Agreement between VTN Technologies, Inc. and Verso Paper LLC, dated September 5, 2007.

Schedules to Collateral Agreement

94.	Outsourcing Services Agreement between Dell Marketing LLP and Verso Paper Corp., dated March 1, 2012.

95.	Software License Agreement between SAP America, Inc. and Verso Paper Holdings LLC (Appendix 3) dated June 2, 2009.

96.	Software License Agreement between SAP America, Inc. and Verso Paper Holdings LLC (Appendix 4) dated December 23, 2009.

97.	Software License Agreement between SAP America, Inc. and Verso Paper Holdings LLC (Appendix 5) dated December 15, 2010.

98.	Software License Agreement between SAP America, Inc. and Verso Paper Holdings LLC (Appendix 1) dated December 28, 2006.

99.	Software License and Services Agreement between Oracle USA, Inc. and Verso Paper LLC. dated May 11, 2013.

100.	Business Systems Agreement and Subscription Services Agreement between Honeywell International Inc. and Verso Paper Corp. dated September 11, 2012.

101.	Software License Agreement between Enterprise Performance Solutions, Inc. and Verso Paper Corp. dated May 11, 2013.

102.	Software License Agreement between VMware, Inc. and Verso Paper Corp. dated September 23, 2009.

103.	Software License Agreement between SAP America, Inc. and Verso Paper Holdings LLC (Appendix 6) dated June 28, 2012.

Schedules to Collateral Agreement

SCHEDULE IV

FILING JURISDICTIONS

Pledgor	Filing Jurisdiction
Verso Paper Holdings LLC	Delaware Secretary of State
Verso Paper Inc.	Delaware Secretary of State
Verso Paper LLC	Delaware Secretary of State
Verso Androscoggin LLC	Delaware Secretary of State
Verso Bucksport LLC	Delaware Secretary of State
Verso Fiber Farm LLC	Delaware Secretary of State
Verso Maine Energy LLC	Delaware Secretary of State
Verso Quinnesec LLC	Delaware Secretary of State
Verso Sartell LLC	Delaware Secretary of State
Verso Quinnesec REP Holding Inc.	Delaware Secretary of State
nexTier Solutions Corporation	California Secretary of State

Schedules to Collateral Agreement

SCHEDULE V

COMMERCIAL TORT CLAIMS

None.

Schedules to Collateral Agreement

SCHEDULE VI

MATTERS RELATING TO ACCOUNTS AND INVENTORY

None.

Exhibit I

to Collateral Agreement

SUPPLEMENT NO. [—] dated as of (this “Supplement”), to the Collateral Agreement dated as of August 1, 2014 (the “Collateral Agreement”), among VERSO PAPER HOLDINGS LLC, a Delaware limited liability company (the “Company”), VERSO PAPER INC., a Delaware corporation (“Finance Co.” and, together with the Company, the “Issuers”), each Subsidiary of the Issuers identified on Schedule I or otherwise identified therein as a party (each, a “Subsidiary Party”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A. Reference is made to the Indenture dated as of August 1, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Subsidiary Parties and Wilmington Trust, National Association, as Trustee (the “Trustee”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement referred to therein.

C. The Pledgors have entered into the Collateral Agreement in order to induce the Trustee to enter into the Indenture. Section 7.16 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture to become a Subsidiary Party under the Collateral Agreement as consideration for credit previously extended to the Issuers.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party and a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Party” or a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary as of the date hereof, (b) set forth on Schedule II attached hereto is a true and correct schedule of all of the material Patents, Trademarks and Copyrights of the New Subsidiary as of the date hereof, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims of the New Subsidiary individually in excess of $5.0 million as of the date hereof and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:

Location of Chief Executive Office:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Schedule I

to Supplement No. to

the Collateral Agreement

Pledged Securities of the New Subsidiary

EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule II

to Supplement No. to

the Collateral Agreement

PATENTS, TRADEMARKS AND COPYRIGHTS

Schedule III

to Supplement No. to

the Collateral Agreement

COMMERCIAL TORT CLAIMS

Exhibit II

to the Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT

[DATE]

The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement dated as of August 1, 2014 (the “Agreement”), made by the Pledgors parties thereto for the benefit of Wilmington Trust, National Association, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

The undersigned acknowledges that its Equity Interests (as defined in the Agreement) have been pledged pursuant to the terms of the Agreement and will comply with all actions that may be required of it pursuant to Section 3.05 and 4.04(b) of the Agreement.

[Signature on the following page]

Exhibit II

to the Collateral Agreement

IN WITNESS WHEREOF, the undersigned has duly executed this acknowledgement and consent as of the date first written above.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax